                                                                      EXHIBIT 20

Chase Bank, Trustee                            Determination Date:     03-Jul-01
Manufactured Housing Contracts                 Remittance Date:        09-Jul-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                     For the Period Ended:   25-Jun-01
                                               Lock-Out Date:             Mar-06

Information for Clauses (a) through (s), Section 7.01 -
                                                                     Class I A-1     Class I A-2     Class I A-3    Class I A-4
 (a)  Class I A and Class I B Distribution Amounts                   3,714,977.62     388,110.00      315,426.67     493,758.60

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due                                      350,950.49
      (b) Partial Prepayments Received                                 114,049.03
      (c) Principal Payments in Full (Scheduled Balance)             2,950,117.16
      (d) Liquidated Contract Scheduled Balance                              0.00
      (e) Section 3.05 Purchase Scheduled Balance                            0.00
      (f) Previously Undistributed Shortfalls in (a) through (e)             0.00
                                                                    -------------  -------------   -------------  -------------
 Total Principal Distribution                                        3,415,116.68           0.00            0.00           0.00

 (c)  Interest Distribution                                            299,860.94     388,110.00      315,426.67     493,758.60
      Unpaid Interest Shortfall                                              0.00           0.00            0.00           0.00
                                                                    -------------  -------------   -------------  -------------
 Total Interest Distribution                                           299,860.94     388,110.00      315,426.67     493,758.60

 (d)  Beginning Class I A and Class I B Principal Balance           63,406,717.77  76,100,000.00   57,700,000.00  81,895,000.00
      Less: Principal Distribution                                   3,415,116.68           0.00            0.00           0.00
                                                                    -------------  -------------   -------------  -------------
      Remaining Class A and Class B Principal Balance               59,991,601.09  76,100,000.00   57,700,000.00  81,895,000.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                            351,515.98    (h)             Pool Factor
      Section 8.06 Reimbursement Amount                                      0.00    Class I A-1      0.75366333
      Section 6.02 Reimbursement Amount                                 36,024.00    Class I A-2      1.00000000
      Reimburseable Fees                                                     0.00    Class I A-3      1.00000000
                                                                    -------------    Class I A-4      1.00000000
 Total Fees Due Servicer                                               387,539.98    Class I A-5      1.00000000
                                                                                     Class I M-1      1.00000000
                                                                                     Class I B-1      1.00000000
                                                                                     Class I B-2      1.00000000
Information for Clauses (a) through (s), Section 7.01 -
                                                                     Class I A-5       Class I M-1        Class I B-1    Class I B-2
 (a)  Class I A and Class I B Distribution Amounts                     93,881.12         91,241.70        96,664.33      114,483.25

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                   -------------     -------------    -------------   -------------
 Total Principal Distribution                                               0.00              0.00             0.00            0.00

 (c)  Interest Distribution                                            93,881.12         91,241.70        96,664.33      114,483.25
      Unpaid Interest Shortfall                                             0.00              0.00             0.00            0.00
                                                                   -------------     -------------    -------------   -------------
 Total Interest Distribution                                           93,881.12         91,241.70        96,664.33      114,483.25

 (d)  Beginning Class I A and Class I B Principal Balance          15,031,000.00     14,146,000.00    14,146,000.00   15,030,623.00
      Less: Principal Distribution                                          0.00              0.00             0.00            0.00
                                                                   -------------     -------------    -------------   -------------
      Remaining Class A and Class B Principal Balance              15,031,000.00     14,146,000.00    14,146,000.00   15,030,623.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                      Original Balance          Rate
      Section 8.06 Reimbursement Amount                            79,600,000.00          5.6750%
      Section 6.02 Reimbursement Amount                            76,100,000.00          6.1200%
      Reimburseable Fees                                           57,700,000.00          6.5600%
                                                                   81,895,000.00          7.2350%
 Total Fees Due Servicer                                           15,031,000.00          7.4950%
                                                                   14,146,000.00          7.7400%
                                                                   14,146,000.00          8.2000%
                                                                   15,030,623.00          9.1400%
Information for Clauses (a) through (s), Section 7.01 -

 (a)  Class I A and Class I B Distribution Amounts

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)

 Total Principal Distribution
                                                                       1,893,426.61

 (c)  Interest Distribution                                            2,694,533.89
      Unpaid Interest Shortfall

 Total Interest Distribution
                                                                                             When
 (d)  Beginning Class I A and Class I B Principal Balance                                     334,040,224.09
      Less: Principal Distribution                                     3,415,116.68          is less than
                                                                                              353,648,623.00
      Remaining Class A and Class B Principal Balance                                                   0.10
                                                                                               35,364,862.30
 (e)  Fees Due Servicer                                                                       We can prepay
      Monthly Servicing Fee                                                            Rate
      Section 8.06 Reimbursement Amount                                   Class A-1   5.675%   63,406,717.77    3,598,331
      Section 6.02 Reimbursement Amount                                   Class A-2   6.120%   76,100,000.00    4,657,320
      Reimburseable Fees                                                  Class A-3   6.560%   57,700,000.00    3,785,120
                                                                          Class A-4   7.235%   81,895,000.00    5,925,103
 Total Fees Due Servicer                                                  Class A-5   7.495%   15,031,000.00    1,126,573
                                                                          Class A-6   7.740%   14,146,000.00    1,094,900
                                                                          Class B-1   8.200%   14,146,000.00    1,159,972
                                                                          Class B-2   9.140%   15,030,623.00    1,373,799

                                                                                              337,455,340.77   22,721,119    6.73%

Chase Bank, Trustee                            Determination Date:     03-Jul-01
Manufactured Housing Contracts                 Remittance Date:        09-Jul-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                     For the Period Ended:   25-Jun-01
                                               Lock-Out Date:             Mar-06


                                                                        Unpaid                                             Unpaid
                                                            No. of     Principal        Delinquency as           No. of   Principal
 (f)  Delinquency as of the Due Period                     Contracts    Balance      of Calendar Months End     Contracts  Balance

      31-59 Days Delinquent                                  228       8,637,527      31-59 Days Delinquent       104     3,937,563
      60-89 Days Delinquent                                   54       2,306,746      60-89 Days Delinquent        36     1,483,088
      90+ Days Delinquent                                     54       2,262,137      90+ Days Delinquent          37     1,695,834

      3-Month Avg Thirty-Day Delinquency Ratio     3.23%                              3-Month Avg Thirty-Day
      3-Month Avg Sixty-Day Delinquency Ratio      1.01%                                Delinquency Ratio                      2.03%
                                                                                      3-Month Avg Sixty-Day
 (g)  Section 3.05 Repurchases                                              0.00        Delinquency Ratio                      0.87%

 (i)  Class R Distribution Amount                                     801,107.28        Acquisition Loss Amount
      Reposession Profits                                                   0.00
                                                                                      Current Month Acquisition Loss Amount  31,771
 (j)  Principal Balance of Contracts in Repossession                  934,687.49      Cumulative Acquisition Loss Amount     31,771

 (k)  Aggregate Net Liquidation Losses                                      0.00

 (l)  (x) Class B-2 Formula Distribution Amount                       114,483.25
      (y) Remaining Amount Available                                  915,590.53

      Amount of (x) over (y)                                                0.00

 (m)  Class B-2 Liquidation Loss Amount                                     0.00

 (n)  Guarantee Payment                                                     0.00

 (o)  Unadvanced Shortfalls                                                 0.00

                                                       No.         $
 (p)  Units repossessed                                 22            680,214.55

 (q)  Principal Prepayments paid                                    3,064,166.19

 (r)  Scheduled Principal Payments                                    350,950.49

 (s)  Weighted Average Interest Rate                                       11.30%

Chase Bank, Trustee                            Determination Date:     03-Jul-01
Manufactured Housing Contracts                 Remittance Date:        09-Jul-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                     For the Period Ended:   25-Jun-01
                                               Lock-Out Date:             Mar-06


                  Computation of Available Distribution Amount

(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt              6,381,261.98
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st          352,076.49

(ii)  Monthly Advance made                                                          0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                          15,561.71
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st                       867.49
(v)   Principal due Holders                                                         0.00
Less:
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-Vanderbilt                              238,550.57
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-SubServicer-21st                         14,026.55

(ii) Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                        0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                          0.00
   (iii) Monthly Servicing Fee                                                351,515.98
   (iv)  Reimburseable Liquidation Expenses                                    36,024.00
   (v)   Section 6.04 (c) reimbursement                                             0.00
   (vi)  Section 8.06 reimbursement                                                 0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                      0.00

Total Due Servicer                                                            387,539.98

Available Distribution Amount-Vanderbilt                                    5,770,733.14
Available Distribution Amount-SubServicer-21st                                338,917.43

To Class A and B                                                            5,308,543.29

Monthly Excess Cashflow                                                       801,107.28

Weighted Average Remaining Term (months)                                          250.00

      Scheduled Balance Computation

      Prior Month Balance                                                 337,455,340.77


      Current Balance                                   334,092,093.73
           Adv Principal                                     50,627.77
           Del Principal                                    102,497.41
      Pool Scheduled Balance                                              334,040,224.09


      Principal Payments in Full                          2,950,117.16
      Partial Prepayments                                   114,049.03

      Scheduled Principal                                   350,950.49

      Collateral Balance                                                  334,092,093.73